FORM OF

State Street Institutional Investment Trust

4 Copley Place

Boston, MA 02116

State Street Bank and Trust Company

225 Franklin Street

Boston, MA 02110

July [    ], 2014

Ladies and Gentlemen:

Reference is made to the Amended and Restated Custodian Agreement between us dated February 14, 2001 and the Administration Agreement between us dated February 28, 2000 (the “Agreements”).

Pursuant to the Agreement, this letter is to provide notice of the creation of seventeen additional series of the State Street Institutional Investment Trust (the “Trust”, and each new series thereof, a “New Fund”, and collectively, the “New Funds”):

• State Street Strategic Real Return Fund	• State Street Target Retirement 2035 Fund
• State Street Target Retirement Fund	• State Street Target Retirement 2040 Fund
• State Street Target Retirement 2015 Fund	• State Street Target Retirement 2045 Fund
• State Street Target Retirement 2020 Fund	• State Street Target Retirement 2050 Fund
• State Street Target Retirement 2025 Fund	• State Street Target Retirement 2055 Fund
• State Street Target Retirement 2030 Fund	• State Street Target Retirement 2060 Fund
• State Street Global Equity ex-U.S. Index Fund

As well as the following four new series of the Trust (each, a “New Portfolio, and collectively, the “New Portfolios”):

• State Street Equity 500 Index II Portfolio	• State Street Global Equity ex-U.S. Index Portfolio
• State Street Strategic Real Return Portfolio	• State Street Aggregate Bond Index Portfolio

Further, please be advised that the undersigned Trust has also established the following new share classes for the New Funds: Class A, Class C, Class I and Class K Shares (the, “New Share Classes”). Additionally, the Trust has also established Class A, Class I and Class K shares for each of the State Street Equity 500 Index Fund and State Street Aggregate Bond Index Fund, two existing series of the Trust.

We request that you act as the New Funds’ and New Portfolios’ Administrator and Custodian under the respective Agreements. As compensation for such services, you shall be entitled to receive from each New Fund and New Portfolio the annual fee reflected on the amended fee schedule to the Agreement, which is attached hereto. By your signature below, you agree that the existing Exhibit C to the Agreements shall be deleted in its entirety and a new Exhibit C shall be substituted therefor.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

State Street Institutional Investment Trust

By:
Ellen Needham, President

Accepted:

State Street Bank and Trust Company

By: